UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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Trico Marine Services, Inc.
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TRICO MARINE

Investor Presentation

Upcoming 2007 Annual Meeting

Forward Looking Statements

This presentation contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These include statements that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, general industry conditions, future results of the Company's operations, capital expenditures, asset sales, expansion and growth opportunities, financing activities, debt repayment and other such matters. Although the Company believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the "Risk Factors" section of our Forms 10-Q and 10-K provide examples of risks, uncertainties and events that may cause the Company's actual results to differ materially from the expectations it describes in its forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

In connection with the solicitation of proxies, on April 30, 2007 Trico filed with the Securities and Exchange Commission (the "SEC") and mailed to stockholders a definitive proxy statement and a WHITE proxy card for its 2007 annual meeting of stockholders. Trico stockholders are strongly advised to read these documents as they contain important information. Stockholders may obtain Trico's proxy statement, a WHITE proxy card and any amendments or supplements and other documents for free at the SEC's website at www.sec.gov. Copies of Trico's proxy materials will also be available for free at Trico's website at www.tricomarine.com or by writing to Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027. In addition, copies may be requested by contacting MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are deemed participants in the solicitation of proxies is available in Trico's definitive proxy statement. The contents of the websites referenced above are not deemed to be incorporated by reference into Trico's proxy statement.

Introduction

- Who is Trico Marine Services?
- Trico's Director Nominees are experienced leaders whose re-election will benefit the Company
- Under the leadership of Trico's Board, the Company has
  - Outperformed its U.S. peers
  - A strategy in place for continued growth
  - Committed itself to sound corporate governance practices
- A change in Trico's Board membership now would be a mistake

Who is Trico Marine Services?

- Global provider of marine support vessels to the oil and gas industry
- Owns and operates a large, diversified fleet of 64 support vessels(1)
- Established position in major offshore oil and gas producing areas
  - North Sea
  - Gulf of Mexico
  - West Africa
  - Mexico
  - Southeast Asia
- Market Data

– NASDAQ Global Ticker	TRMA
– Price as of 5/17/07	$41.28
– 52-Week Range	$28.16 - $42.26
– Market Capitalization	$665.4 mm

- Successfully emerged from a Chapter 11 restructuring in March 2005

(1) Figures as of May 9, 2007.

Trico's Board is the Activist Board

- Current non-employee directors
  - Were selected by a committee representing approximately 80% of the new equity holders during the restructuring
  - Have over 130 years of OSV, energy and/or oilfield services experience
- Directors were specifically selected for their extensive experience and ability to re-position Trico and maximize stockholder value
  - International and Gulf of Mexico exploration & production
  - Offshore support vessels
  - Oilfield services
  - Offshore marine construction and services
  - Mid and large cap public companies
  - Mergers & acquisitions/corporate finance
  - Audit (publicly traded oilfield services companies)
- Trico Directors held 20 Board meetings in 2005 and 2006
  - More active than each of its US OSV peers

Trico's Nominees Are Seasoned Industry Veterans

Edward C. Hutcheson, Jr.

– Mr. Hutcheson has over 30 years of experience as an executive or director building companies in a variety of industries, including 20 years of experience in the oilfield services sector, six of which were in senior management roles with a publicly traded petroleum services company. Also a co-founder and former CEO of Crown Castle International Corp., a publicly traded $10 billion market capitalization wireless communications infrastructure company.

Myles W. Scoggins

– Mr. Scoggins has 34 years of executive experience in international exploration and production at Mobil and ExxonMobil Corp., including serving as Executive Vice President of ExxonMobil Production, and President of Mobil International Exploration & Production and Global Exploration, where he was responsible for operations in the North Sea, West Africa, Southeast Asia and the Middle East. Currently a director of Questar Corp., a publicly traded $8.5 billion natural gas-focused energy company. Serves as President of the Colorado School of Mines, a leading research university specializing in engineering and applied sciences.

Per Staehr

– Mr. Staehr has over 20 years of experience in the marine and offshore industry, primarily in the North Sea. He founded and served as President of Maersk Contractors, a division of A.P. Moller – Maersk, a $24 billion market capitalization global organization with interests in shipping, shipbuilding, energy, retail and industry where he was responsible for managing offshore drilling and contracting operations worldwide. Currently serves as Chairman of A2SEA A/S, the leading offshore wind turbine installation company.

Trico's Board has Successfully Executed

Under current Board leadership, the Company has accomplished the following:

- Expanded into emerging markets such as West Africa and Southeast Asia
- Disposed of excess/underutilized assets
- Strengthened management
- Re-entered the public equity and debt markets
- Developed and began executing a sound financing and growth plan
- Re-positioned Trico for stability throughout the business cycle

Strong Performance

INTERNATIONAL EXPANSION


International Revenue ($ mm)
$45.0
$30.0
$15.0
$0.0
2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07
North Sea
West Africa
Other

OPERATING INCOME IMPROVEMENT


EBIT ($ mm)
$30.0
$20.0
$10.0
$0.0
($10.0)
2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07

RELATIVE SHARE PRICE PERFORMANCE


Indexed Prices
200
175
150
125
100
75
22 Mar 05
24 Aug 05
26 Jan 06
30 Jun 06
4 Dec 06
8 May 07
TRMA
+86%
OSX
+72%
U.S. Peers
+61%
TRMA
OSX
U.S. Peers (1)

(1) U.S. peers consist of Gulfmark, Hornbeck, Seacor and Tidewater.

Future Growth Strategy

- Expand into growing international markets
  - Continue deployment into regions with stronger long-term fundamentals
  - Further reduce dependency on mature markets
- Upgrade and expand our fleet
  - Acquire or construct new vessels to address global needs of our customers
  - Enhance deepwater capabilities and reduce average age of fleet
- Seek attractive acquisition opportunities
  - Pursue acquisitions that enhance fleet capabilities
  - Acquire vessels/fleets that can be deployed into majority of core markets
- Maintain conservative financial profile
  - Balance spot exposure and term contracts
  - Prudent approach given cyclicality of OSV industry

Advantages of a Global Presence

- **Trico has established a global base of operations, with a presence in the most exciting E&P markets**
  - **Exposure to rapidly growing international markets**
  - **Efficient deployment of vessels into regions where they are in the greatest demand, enhancing utilization and profitability**

CHARACTERISTICS OF TRICO'S CORE MARKETS

U.S. Gulf of Mexico
- Mature basin with near- to medium-term upside
- Increased volatility due to spot contract nature in shallow water
- Activity and dayrates have increased substantially since 2005
- Longer term activity driven by technology, deep gas and rate of new discoveries

North Sea
- Profitable and relatively stable business historically
- Ability to secure long term contracts provides improved visibility
- Analysts forecasting continuation of heightened activity in 2007 due to field transfers to independents, new development areas, large projects and regulatory changes

Southeast Asia JV
- Trico has JV with COSL and is geared to serving needs of CNOOC
- Area's expansion continues to boom



Mexico
- Area of increasing importance to Trico; leverages U.S. GoM presence
- Construction and drilling market projected to remain robust

West Africa
- Long-term attractive OSV market for drilling and construction support
- Ability to secure long term contracts for Gulf Class vessels
- Substantial investment in region by IOCs and NOCs

Refleeting Strategy is an Essential Element of Future Success

- Imperative to upgrade our fleet
  - International long-term demand is strong
  - Our fleet is among the oldest
  - New vessels will have the capabilities required to compete
- We currently expect to spend $400-$600 million on vessels over the next 3-5 years
  - Represents approximately 20%-33% of our current fleet size
  - Funding from existing cash, expected free cash flow and prudent leverage
- Best accomplished through a combination of newbuilds and acquisitions
  - Acquisitions are attractive and may include entire fleets or entities
    - Newbuild costs and delivery times have increased
    - Near term cash flow and contracts
  - Disciplined return on capital hurdles

Newcastle's Approach is Short Term Focused and Imprudent

Newcastle's Assertions	The Facts Are
× The Company proposes significant capital spending in a highly uncertain market	✓ Our refleeting plan is appropriate and prudent - we are bullish on the long-term fundamentals of our business ✓ Our plan was developed with outside advisors and guided by the Board's experience in managing through multiple industry cycles
× The Company's strategy spreads the Company too thinly	✓ Growth into Southeast Asia and West Africa has enabled us to secure attractive long term contracts, reducing the volatility of our cash flow ✓ Mirrors our customers' growth in international markets
× Explore sale of all or parts of the business. Related tax issues can be overcome.	✓ Company has an ongoing two year process of examination of strategy assisted by experts to increase stockholder value ✓ Sales of any businesses would likely reduce stockholder value ✓ Acceleration of NOL does not meaningfully add value
× The right course is for the Company to abandon its strategy and return its substantial cash reserve to its stockholders	✓ No "excess" cash exists now - refleeting requires our existing cash, projected free cash flow and prudent leverage ✓ Substantial dividend or stock repurchase at this time would deplete cash and would likely jeopardize our ability to maximize value ✓ Successful execution of our fleet rejuvenation strategy should position Trico in the future to consider returning capital to stockholders

Election of Newcastle Nominees Would not Benefit Trico

- Lack industry experience
- Lack the necessary understanding of Trico and its business
- Only one of the three Newcastle nominees has public board experience
- Sold over 70% of its Trico shares prior to launching the proxy contest - showing lack of commitment to the process
- Asking for three board seats while only owning 10,100 shares of Trico - less than 0.10% of the shares outstanding
- All nominees are Newcastle employees - lack independence
- If Newcastle's nominees are elected, the Board loses critical expertise, including
  - Hutcheson: an oilfield veteran with experience growing companies
  - Scoggins: who ran ExxonMobil's operations in many of Trico's growth markets
  - Staehr: who founded and ran one of the largest offshore drilling and contracting companies in the North Sea, our largest market

Corporate Governance Practices

- Corporate governance policies formed as a result of extensive negotiations with former bondholders during restructuring and were approved by Bankruptcy Court:
  - Opt out of Delaware Code §203
  - Stockholders have the ability to call special meetings
  - Staggered Board of Directors
  - Require 2/3 stockholder vote to amend charter; in March 2008, requires majority stockholder vote
- A majority of Directors are independent
- Three key committees comprised solely of independent directors
- Majority of our Directors participate in ISS endorsed director education programs
- Progressive Stockholder Rights Plan
  - Subject to stockholder ratification in 2008
  - Three-year term
  - "Qualified Offer" can proceed with stockholder approval
  - No dead-hand or similar feature that limits the flexibility of a future Board

Conclusion

- The right Board of Directors to guide Trico's future success is in place now
  - Board hand picked by equity owners in 2005
- Board and management team are committed to creating long-term value for all stockholders
- Track record of successfully executing against our plan
- Board has extensive industry experience to guide continued growth
- Successful execution of the refleeting strategy will position Trico to consider returning capital to stockholders
- The election of any of the Newcastle nominees would not benefit Trico

Appendix

Board of Directors

Joseph S. Compofelice

Mr. Compofelice is our Chairman of the Board since May 2004. From March 31, 2005 through August 31, 2005, Mr. Compofelice served as our Interim Chief Executive Officer. Mr. Compofelice has served as Managing Director of Houston Capital Advisors LP (f/k/a Catalina Capital Advisors LP), a boutique financial advisory, merger and acquisition investment bank since 2004. He was President and Chief Executive Officer of Aquilex Services Corp. (service and equipment provider to the power generation industry) from October 2001 to October 2003. From 1998 through 2000, Mr. Compofelice was the Chairman and Chief Executive Officer of CompX International Inc. (a provider of hardware components to the office furniture, computer and other industries). From 1994 to 1998, he was Director and Chief Financial Officer at NL Industries, Inc., Titanium Metals Corporation and Tremont Corp. Prior to that Mr. Compofelice was President of the Oilfield Equipment Group of Baroid Corporation and President of Smith Drilling Systems oilfield service entities.

Richard A. Bachmann

Mr. Bachmann founded and has served since 1998 as Chairman and Chief Executive Officer of Energy Partners, Limited, an independent exploration and production company focused on deep water of the Gulf of Mexico and the continental shelf. From 1995 to January 1997, he served as Director, President and Chief Operating Officer of The Louisiana Land and Exploration Company, an independent oil and gas exploration company.

Kenneth M. Burke

Mr. Burke retired in 2004 after a 31 year career with Ernst & Young, a public accounting firm. During his time at Ernst & Young, Mr. Burke held various positions including the National Director of Energy Services, Managing Partner of Assurance and Advisory Business Services for the Gulf Coast area and also served as coordinating Partner primarily for energy and oilfield service companies. Mr. Burke also is a former chairman of the AICPA Oil & Gas Committee. He has been a Director and a member of the audit and compensation committees of Pride International, Inc., a provider of onshore and offshore drilling and related services worldwide, since December 2006.

Board of Directors (continued)

Edward C. Hutcheson, Jr.

Since February 2000, Mr. Hutcheson has been involved in private investment and consulting activities. He currently serves as a Managing Director of Platte River Ventures, a private equity firm investing in industrial companies. From March 1997 until February 2000, he served in several capacities, including Chief Operating Officer, with a publicly-owned financial services company which merged to form Sanders Morris Harris Group. Mr. Hutcheson co-founded Crown Castle International Corp. in 1994, serving as Chief Executive Officer or Chairman from its inception to March 1997. He continues to serve as a director of the company. Crown Castle, with a $10 billion market capitalization, owns and operates 23,000 wireless communication sites in the US and Australia. From 1987 through 1993, Mr. Hutcheson served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. His assignments included serving as President, Chief Operating Officer and director of the holding company from 1990 through 1993. He also serves as a director of Tell Tool, Inc., a privately-owned manufacturing company in the aerospace industry.

Myles W. Scoggins

Mr. Scoggins is the Lead Director of the Board of Directors. In June 2006, Mr. Scoggins was appointed President of Colorado School of Mines, an engineering and science research university with strong ties to the oil and gas industry. Mr. Scoggins retired in 2004 after a 34-year career with Mobil Corp. and Exxon Mobil Corp., where he held senior executive positions in the upstream oil and gas business. From 1999 to 2004 he served as Executive Vice President of Exxon Mobil Production Co. Prior to the merger of Mobil and Exxon in late 1999, he was President, International Exploration & Production and Global Exploration, and an officer, director and member of the executive committee of Mobil Oil Corp. (a wholly-owned subsidiary of Mobil Corp.) Since August 2005 Mr. Scoggins has served as a Director and a member of Finance and Audit Committee and Management Performance Committee of Questar Corp., a natural gas focused energy company and a Director of a subsidiary of Questar Corp. – Questar Market Resources Corp. He also serves as director or advisory board member for the Colorado Oil and Gas Association (director), National Renewable Energy Laboratory National Advisory Council (member), Colorado Energy Authority (director) and Jefferson Economic Council (director).